UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

SENTINELONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 868-3733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 3, 2022, SentinelOne, Inc., a Delaware corporation (“SentinelOne” or the “Company”), completed the previously disclosed transactions contemplated by that certain Agreement and plan of Merger by and between the Company, certain of its wholly owned subsidiaries, Attivo Networks, Inc. (the “Target”) and Fortis Advisors LLC (solely in its capacity as the representative of stockholders of the Target), dated as of March 15, 2022 (the “Merger Agreement”). Under the terms of the Merger Agreement, SentinelOne acquired the Target for total consideration of approximately $351.5 million in cash and 6,032,231 in shares of the Company’s Class A common stock (the “Stock Consideration”), subject to adjustments set forth in the Merger Agreement (the “Aggregate Consideration”) in exchange for all the issued and outstanding equity of the Target (the “Acquisition”). The number of shares issued in connection with the Stock Consideration was based on a fixed value of $40.49 per share, which represents the average of the daily volume weighted average sales price of a share of the Company’s Class A common stock for the 30 consecutive trading days ending on March 14, 2022), subject to adjustments as set forth in the Merger Agreement. Outstanding Target stock options that were vested as of the closing of the transaction were cancelled in exchange for a cash payment. Outstanding Target stock options that were unvested were converted into options to purchase an aggregate of 378,828 shares of the Company’s Class A common stock, subject to certain vesting conditions. The Company will establish a customary retention pool for continuing employees of the Target that will be granted under the Company’s 2021 Equity Incentive Plan.

In connection with closing of the Acquisition approximately $61.3 million of the Aggregate Consideration will be held in escrow, for a 15-month escrow period to serve as security for potential indemnification claims under the Merger Agreement. The Aggregate Consideration paid at Closing was subject to customary adjustments for working capital, transaction expenses, cash and indebtedness.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Merger Agreement, on May 3, 2022, the Company issued 6,032,232 shares of SentinelOne’s Class A common stock. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Accordingly, the offer and sale of shares of the Company’s Class A common stock have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On May 4, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by SentinelOne, Inc. dated May 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: May 4, 2022	By:	/s/ David Bernhardt
David Bernhardt
Chief Financial Officer